Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

401 Congress Avenue, Suite 1700

Austin, TX 78701

August 25, 2017

Upland Software, Inc.

401 Congress Avenue, Suite 1850

Austin, Texas 78701

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Upland Software, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 (the “Act”) of 7,208,489 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, all of which are authorized shares to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”). (Such Registration Statement is herein referred to as the “Registration Statement.”)

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and other matters as we have considered relevant or necessary for the opinions expressed in this letter.  In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.  The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP